UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 North Court Street Sullivan, IN	47882
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (812) 268-5459

777 Flagler Drive South, Suite 800, West Tower, West Palm Beach, Florida, 33401
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 19, 2012, the Company dismissed Montgomery Coscia Greilich LLP (“MCG”) as its independent registered public accountants, effective as of that date. The decision was approved by the Company’s Board of Directors. Also effective October 19, 2012, the Company engaged Liggett, Vogt and Webb, P.A. to serve as the Company’s independent registered public accountants for the current fiscal year, which ends December 31, 2012.

MCG did not report on any consolidated financial statements of the Company and its subsidiaries.

The Company has provided MCG with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Report. The Company requested that MCG deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of such letter, dated October 19, 2012, has been filed as 16.1 to this Current Report on Form 8-K.

During each of our two most recent fiscal years and through the date of this Report, the Company did not consult MCG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Montgomery Coscia Greilich LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	October 25, 2012
By:		/s/ Michael E. Fasci
Name:		Michael E. Fasci
Title:		Chief Financial Officer